EXHIBIT 99.1 TO FORM 8-K

                               WESTWOOD ONE, INC.
                                  PRESS RELEASE


                                                      FOR  IMMEDIATE RELEASE
                                                      CONTACT: JACQUES TORTOROLI
                                                      (212) 846-6159




               WESTWOOD ONE, INC. UPDATES 2003 FINANCIAL GUIDANCE

     New York, NY - July 1, 2003 - Westwood One, Inc. (NYSE: WON) announced today that it is updating its full year 2003 financial guidance.

     The Company reported that the softening of advertiser sales that began in the first quarter continued to adversely affect revenues longer into the second quarter than anticipated. As a result, for the second quarter 2003, Westwood One expects revenues to be down mid-single digits from last year's second quarter with a corresponding mid-teens decrease in operating income. For the full year 2003, the Company now expects revenue to be flat to slightly up from 2002 results and operating income to be flat to slightly down from the comparable period in 2002. Earnings per share is expected to be flat to slightly up for the year.

     "While our business did not recover as quickly as anticipated in April, our revised full year guidance reflects the recent turnaround that we are currently seeing in our business in the second half of the year,"- said Shane Coppola, President and Chief Executive Officer of Westwood One. "Assuming the recovery continues, we now believe we will be able to increase revenue low-to mid-single digits in the last half of the year and increase operating income mid- to high-single digits in the same period. Westwood One is strong and well-positioned over the long term, and we remain committed to keeping our expenses under control and to continuing to buy-back our stock."

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages update information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,500 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom Inc.

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     Certain statements in this release constitute "forward-looking  statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other
characterizations   of  future  events  or  circumstances  are   forward-looking
statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: Changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in
interest   rates:   changes  in  industry   conditions;   changes  in  operating
performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


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